Exhibit 99.1

For Immediate Release

SOLO ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

Company Generates Significantly Improved Cash Flow

HIGHLAND PARK, Ill., May 13, 2009 – Solo Cup Company (the “Company”), a leading provider of single-use products used to serve food and beverages, today announced its first quarter 2009 financial results.

For the quarter ended March 29, 2009, the Company’s operating cash flow improved 41% for the first thirteen weeks of 2009 compared to the same period in 2008, enabling continued investment in growth platforms. In addition, net debt was reduced by $11 million during the quarter. The Company also reported net sales of $350 million compared to $462 million for the quarter ended March 30, 2008. The decrease in net sales reflects lower sales volumes as a result of the overall decline in the industry, competitive conditions and continued focus on implementing strategic initiatives. Gross profit for the first quarter of 2009 was $37 million versus $68 million for the comparable period in 2008. The decline was primarily driven by lower sales volumes and the associated impact on fixed cost absorption as well as restructuring costs related to consolidation of the Company’s manufacturing footprint. These factors were partially offset by continuing efficiency improvements, a favorable shift in product mix and lower freight and distribution costs.

Operating loss for the quarter ended March 29, 2009, was $1 million compared to income of $16 million for the first quarter of 2008. Selling, general and administrative expense decreased by $6 million in the first quarter of 2009 compared to the same quarter in 2008 primarily as a result of lower salaries and related employee costs. Interest expense for the quarter decreased by $2 million compared to the prior year period due to lower interest rates and a lower outstanding debt balance.

During the first quarter of 2009, other items totaling $11 million that affected operating results included resolution of a contract dispute of $4 million, accelerated plant consolidation costs of $5 million and loss on asset disposals of $2 million for disposal of production equipment retired as a result of plant closures. In the prior year quarter, the Company had a loss of $10 million on asset disposals, primarily due to the sale of its dairy packaging machinery and equipment in March 2008.

“Not surprisingly, our volumes were impacted by the recessionary economy and the resulting contraction in the market, as well as by an increasingly competitive environment,” said Robert M. Korzenski, president and CEO, Solo Cup Company. “These conditions lead us to intensify our ongoing work to improve operational efficiencies. At the same time, we continued our investment in growth platforms, which we believe is positioning us well with customers as we all navigate through the current environment.”

The Company will host a conference call beginning at 10:00 a.m. Central Time on Thursday, May 14, 2009, to discuss its first quarter 2009 financial results. The conference call may be accessed by dialing (800) 471-6718 and providing the following information:

Confirmation Number:	24419309
Host:	Angie Gorman
Company:	Solo Cup Company

A replay will be available for one week after the call by dialing (888) 843-8996, passcode 24419309.

Solo Cup Company is a $1.8 billion company exclusively focused on the manufacture of single-use products used to serve food and beverages for the consumer/retail, foodservice and international markets. Solo has broad product offerings available in paper, plastic, foam, post-consumer recycled content and annually renewable materials, and creates brand name products under the Solo®, Sweetheart® and Bare™ by Solo® names. The Company was established in 1936 and has a global presence with facilities in Canada, Europe, Mexico, Panama and the United States. To learn more about the Company, visit www.solocup.com.

STATEMENT REGARDING USE OF NON-GAAP MEASURES

The Non-GAAP financial measures contained herein and in the tables set forth on Schedule A to this press release (EBITDA, Consolidated EBITDA and Adjusted EBITDA) are not measures of financial performance calculated in accordance with GAAP and should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. They should be viewed in addition to, and not as a substitute for, analysis of our results reported in accordance with GAAP, or as alternative measures of liquidity. Management believes that certain non-GAAP financial measures provide a view to measures similar to those used in evaluating our compliance with certain financial covenants under our Credit Agreement dated February 27, 2004, as amended, and provide financial statement users meaningful comparisons between current and prior year period results. They are also used as a metric to determine certain components of performance-based compensation. Schedule A is attached to this release and available on the Company’s website.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements. Such statements are based on management’s current reasonable and good faith expectations. A number of risks and uncertainties could cause results to differ from forward-looking statements. These risks and uncertainties include, among others, the effect of the continuing economic downturn, the impact of our debt on our cash flow and operating flexibility, our ability to refinance and access credit markets, fluctuations in demand for the Company’s products and increases in energy, raw material and other manufacturing costs. For further details of these and other risks and uncertainties that may impact forward-looking statements and the Company’s business and financial results, see information set forth under the heading “Risk Factors” in our most recent Quarterly Report filing on Form 10-Q, our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, and in our other filings made from time to time with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, changed assumptions or otherwise; and all forward-looking statements speak only as of the time when made.

Media Contact:	Analyst Contact:
Angie Chaplin Gorman, 847-579-3503	Bob Koney, 847-579-3201
angie.gorman@solocup.com	robert.koney@solocup.com

Schedule A

Solo Cup Company and Subsidiaries

Consolidated Statements of Operations

(In millions)

	Q1 2009	Q1 2008
Net sales	$349.6	$461.8
Cost of goods sold	312.3	393.9

Gross profit	37.3	67.9
Selling, general and administrative expenses	35.7	41.6
Loss on asset disposals	2.3	10.1

Operating (loss) income	(0.7)	16.2
Interest expense, net	14.6	16.2
Foreign currency exchange loss (gain), net	0.9	(0.8)

(Loss) income from continuing operations before income taxes	(16.2)	0.8
Income tax (benefit) provision	(6.0)	0.2

(Loss) income from continuing operations	(10.2)	0.6
Loss from discontinued operations, net of income tax provision(1)	—	(0.3)

Net (loss) income	$(10.2)	$0.3

The following table reconciles EBITDA, Adjusted EBITDA, and Consolidated EBITDA (non-GAAP measures) to (loss) income from continuing operations (GAAP measure):

	Q1 2009	Q1 2008
(Loss) income from continuing operations (GAAP measure)	$(10.2)	$0.6
Interest expense, net	14.6	16.2
Income tax (benefit) provision	(6.0)	0.2
Depreciation and amortization	17.9	20.8

EBITDA (non-GAAP measure)	16.3	37.8
Loss on asset disposals	2.3	10.1
Foreign currency exchange loss (gain), net	0.9	(0.8)
Long-term incentive plan	0.2	0.8

Adjusted EBITDA - Continuing Operations (non-GAAP measure)	19.7	47.9
Adjusted EBITDA - Discontinued Operations (non-GAAP measure) (1)	—	—

Consolidated EBITDA (non-GAAP measure)	$19.7	$47.9

(1)

In Q1 2008, the loss from discontinued operations (GAAP measure) of $0.3 million related to the fourth quarter 2007 divestitures of both Hoffmaster and the Japanese straw business. These represented charges related to the transactions contemplated as part of the December 2006 amendments to the Company’s domestic credit facilities. These charges are added back to the loss from discontinued operations; therefore, Adjusted EBITDA—Discontinued Operations (non-GAAP measure) for the period was $0.

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